UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2010

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

By press release dated May 10, 2010, the Company announced its financial results for the three months ended April 4, 2010. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.

In the press release and accompanying supplemental information, the Company uses the following non-GAAP financial measures: free cash flow, EBIT, EBITDA, adjusted operating income, and adjusted earnings per share (EPS). Management of the Company believes that free cash flow (defined as net cash flow from operating activities, less capital expenditures and dividends paid) is an important measure of its liquidity as well as its ability to service long-term debt, fund future growth and to provide a return to shareholders. EBIT (defined as net income plus interest expense, net plus provision for income taxes), EBITDA (defined as net income plus interest expense, net, plus provision for income taxes, plus depreciation and amortization), adjusted operating income (defined as operating income, excluding the impact of special and asbestos charges), and adjusted EPS (defined as earnings per common share, excluding special charges and the Q4 2009 five year future asbestos claim liability, net of tax) are provided because management believes these measurements are useful for investors and financial institutions to analyze and compare companies on the basis of operating performance. Free cash flow, EBIT, EBITDA, adjusted operating income, and adjusted EPS are not measurements for financial performance under GAAP and should not be construed as a substitute for cash flows, operating income, net income or earnings per share. Free cash flow, EBIT, EBITDA, adjusted operating income, and adjusted EPS as we have calculated here, may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of free cash flow, EBIT, EBITDA, adjusted operating income, and adjusted EPS to the most directly comparable GAAP financial measure is provided in the supplemental information table titled “Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms” which is included as an attachment to the press release.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its 2010 Annual Meeting of Stockholders on May 7, 2010. The proposals before our stockholders and the results of voting on such proposals were as provided below.

(i) Election of Directors: the following persons were elected as Class II directors for three year terms, such terms to continue until the Annual Meeting of Stockholders to be held in 2013 and until each such director’s successor is duly elected and qualified or until his earlier resignation or removal:

	VOTES FOR	VOTES WITHHELD	VOTES ABSTAINED
Jerome D. Brady	6,032,093	8,793,530	1,302,486
Peter M. Wilver	14,304,049	521,574	1,302,486

(ii) Approval of the material terms of the performance goals under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan for the purposes of compensation deductibility under Internal Revenue Code Section 162(m). The voting results for this matter were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	VOTES NON-BROKER
14,266,708	234,232	324,683	1,302,486

(iii) Ratification of the selection by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The voting results for this matter were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
15,938,202	188,075	1,832

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release regarding Earnings, Dated May 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2010	CIRCOR INTERNATIONAL, INC.

/s/ Frederic M. Burditt
	By:	Frederic M. Burditt
	Title:	Vice President, Chief Financial Officer and Treasurer

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